Exhibit 10.5

JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

December              , 2024

Reference is made to that certain Non-Redemption Agreement, dated as of November 22, 2023 (the “Agreement”), by and among [●] (“Investor”), Coliseum Acquisition Corp. (the “Company”) and Harry L. You (the “Insider”), pursuant to which Investor agreed not to exercise Redemption Rights with respect to certain Investor Shares and, in consideration therefor acquired securities of the Company upon the consummation of the Company’s Initial Business Combination. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated June 22, 2021, by and among the Company, the Previous Sponsor and the Company’s officers and directors (as it may be amended from time to time, the “Letter Agreement”), in accordance with Section 9 of the Letter Agreement, and shall be bound by, and shall, subject to the acknowledgment below, be subject to the transfer restrictions set forth under Section 7 of the Letter Agreement solely with respect to its New Shares in the same manner as if Investor was an “Insider” original signatory to the Letter Agreement; provided, however, that the Investor shall be permitted to transfer its New Shares to its affiliates in accordance with Section 7 of the Letter Agreement; and (ii) shall become a party to that certain Registration Rights Agreement, dated June 22, 2021, by and among the Company, its officers and directors and the Previous Sponsor (as it may be amended from time to time, including in connection with the Initial Business Combination, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the New Shares (together with any other equity security of the Company issued or issuable with respect to any such New Shares by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

COLISEUM ACQUISITION CORP.

By:
Name:	Oanh Truong
Title:	Interim Chief Executive Officer and Chief Financial Officer

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]